                                                                  EXHIBIT 10.6

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS IT OR THEY, AS APPLICABLE, HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

No. B-1

                                VIP CALLING, INC.

                        PREFERRED STOCK PURCHASE WARRANT

                                                     June 8, 1998

      VIP Calling, Inc., a corporation organized under the laws of the State of Delaware with an address at 121 Middlesex Turnpike, Burlington, MA 01803 (the "Company"), hereby certifies that, for value received, TLP Leasing Programs, Inc., One Financial Center, 21st Floor, Boston, MA 02111 ("TLP") is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., Boston time, on the Expiration Date (as hereinafter defined), fully paid and nonassessable shares of Preferred Stock (as hereinafter defined) of the Company, in an amount that is determined by dividing
(i) the product that results from multiplying .075 times the total dollar value of the Equipment leased by the Company from TLP (the "Equipment") pursuant to certain Equipment Schedules dated from and after June 5, 1998 which incorporate by reference the Master Agreement of Terms and Conditions for Lease by and between TLP and the Company (the "Master Agreement") (provided that such product shall not at any time exceed an aggregate of $37,500.00) by (ii) $1.00 (such price, as adjusted from time to time as herein provided, being referred to herein as the "Purchase Price").

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Company" shall include VIP Calling, Inc. and any corporation which shall succeed to or assume the obligations of VIP Calling, Inc. hereunder.

            (b) The term "Preferred Stock" includes (i) the first series and/or class of preferred stock issued by the Company after the date of this agreement and (ii) any other securities into which or for which any of the securities described in clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            (c) The term "Expiration Date" shall mean June 7, 2008.

            (d) The term "Other Securities" refers to any stock (other than Preferred Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise or the Warrant, in lieu of or in addition to Preferred Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Preferred Stock or other securities pursuant to Section 5 or otherwise.

       1. Exercise of Warrant.

            1.1. Number of Shares Issuable upon Exercise. From and after the date on which the Company files an amendment to its Certificate of Incorporation creating and establishing shares of Preferred Stock as authorized capital stock of the Company through and including the Expiration Date, the holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2, shares of Preferred Stock of the Company in an amount determined in accordance with the calculation set forth in the first paragraph of this Warrant, subject to adjustment pursuant to Section 5.

            1.2. Exercise. This Warrant may be exercised in whole or in part (provided, however, that the holder may not exercise this Warrant for fractional shares of Preferred Stock) by the holder hereof by delivery of this Warrant, with the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such holder, to the Company at its principal office or at the office of its Warrant agent (as provided in Section 13), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Preferred Stock for which this Warrant is then being exercised by the Purchase Price then in effect. The Company agrees that the shares of Preferred Stock so purchased shall be deemed to be issued to the holder as the record owner of Preferred Stock as of the close of business on the date on which payment shall have been made for such shares of Preferred Stock. Certificates representing shares of Preferred Stock so purchased shall be delivered to the holder promptly and in no event later than ten (10) days after the Warrant shall have been so exercised.

            1.3. Fair Market Value. Fair Market Value of a share of Preferred Stock as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Preferred Stock. Fair Market Value of a share of the Preferred Stock as of a Determination Date shall mean:

                  (a) If the Company's Preferred Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                  (b) If the Company's Preferred Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                  (c) Except as provided in clause (e) below, if the Company's Preferred Stock is not publicly traded, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors.

                  (d) If the Determination Date is the date on which the Company's Preferred Stock is first sold to the public by the Company in a firm commitment public offering under the Securities Act of 1933, as amended (the "1933 Act"), then the initial public offering price (before deducting commissions, discounts or expenses) at which the Preferred Stock is sold in such offering.

                  (e) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Preferred Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Preferred Stock in liquidation under the charter, assuming for the purposes of this clause (e) that all of the shares of Preferred Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

            1.4. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, including, without limitation, the registration rights in favor of holder set forth in Section 11 of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

            1.5. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of this Warrant pursuant to Subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 13 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1. The company shall give the holder of the Warrant notice of appointment of any trustee or change thereof.

      2. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Preferred Stock purchased upon exercise of this Warrant shall be deemed to be issued to the holder hereof (or its Transferee pursuant to Section 10 hereof) as the record owner of such shares as of the close of business on the date on which payment shall have been made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Preferred Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to
Section 1 or otherwise.

      3. Adjustment for Dividends in Other Stock, Property, etc.;
Reclassification, etc. In case at any time or from time to time, the holders of Preferred Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

            (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

            (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

            (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Preferred Stock (or Other Securities) issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 5.4), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof such holder had been the holder of record of the number of shares of Preferred Stock called for on the face of this Warrant on the date of the event and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions
(b) and (c) of this Section 3) receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

      4. Adjustments for Reorganization, Consolidation, Merger, etc.

            4.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provisions shall be made by the Company whereby the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Preferred Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

            4.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company as trustee for the holder or holders of this Warrant.

            4.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

      5. Adjustment for Issue or Sale of Preferred Stock at Less Than the Purchase Price In Effect. The Company expects the terms of the Preferred Stock to contain anti-dilution provisions determined through a process of arms'-length negotiation. Holders of Preferred Stock issued upon exercise of this Warrant shall be protected against anti-dilution to the same extent as other holders of Preferred Stock, as provided by the Company's Certificate of Incorporation as in effect from time to time.

      6. No Impairment. The Company will not, by amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrant against impairment.

      7. Chief Financial Officer's Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Preferred Stock (or Other Securities) issuable on the exercise of this Warrant or the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of the Purchase Price and the number of shares of Preferred Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 13 hereof), and the Company will, on the written request at the time of any holder of the Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

      8. Notices of Record Date, etc. In the event of

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property of the Company, or to receive any other right, or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right and the date on which the holders of Preferred Stock will be entitled thereto, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock (or Other Securities) shall be entitled to exchange their shares of Preferred Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

      9. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Preferred Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

      10. Assignment; Exchange of Warrant. This Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the shares of Preferred Stock as further set forth in Section 15 hereof. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form"), to the Company, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate for the number of shares of Preferred Stock called for under the Warrant so surrendered by the Transferor. The Company hereby covenants expeditiously to register the Transferor and/or any such Transferees on its books as the registered holder(s) of this Warrant or the portion hereof transferred as specified in such Transferor Endorsement Form.

      11. Registration Rights.

            11.1 Election. Whenever the Company proposes to register on Form S-1, S-2 or S-3 (or any successor or equivalent form) any shares of Preferred Stock or Other Securities for its own or others' account under the Securities Act of 1933, as amended (the "Securities Act") for a public offering (each a "Public Offering"), the Company shall furnish the holder of this Warrant, each Transferee, and each holder of Registrable Securities, as defined below, prompt notice of its intent to do so. Upon the request of any such person given by notice to the Company within twenty (20) days after receipt of such notice from the Company, the Company will use its best efforts to cause to be included in such registration all of the Registrable Securities which such person requests.

            11.2 Registrable Securities. Registrable Securities shall mean (i) all shares of Preferred Stock and Other Securities issued or issuable upon exercise of this Warrant, and (ii) all shares of Preferred Stock and Other Securities directly or indirectly issued or issuable with respect to such Preferred Stock or Other Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act.

            11.3 Cutbacks. Notwithstanding the foregoing provisions of this
Section 11, if the Company is advised in good faith by any managing underwriter of securities being offered pursuant to any Public Offering under this Section 11 that the number of securities requested to be sold in such Public Offering is greater than the number of such securities which can be included in such Public Offering without materially adversely affecting such Public Offering, the securities to be included in such offering shall be reduced to the extent requested by such managing underwriter as follows:

            (i) first, securities requested to be included in the Public Offering by persons who do not have pre-existing contractual registration rights shall be reduced pro rata (based on the number of shares requested to be included by such Persons);

            (ii) second, Registrable Securities requested to be included in the Public Offering by persons who have the right to do so under this Section 11, if any, together with all other like securities which persons with pre-existing contractual registration rights have requested to be included in the Public Offering shall be reduced pro rata (based on the number of shares requested to be included by all such persons); and

            (iii) third, securities proposed to be included by the Company shall be reduced.

            11.4 Excluded Transactions. Notwithstanding the preceding provisions of this Section 11, no holder of Registrable Securities shall have any right of participation or otherwise with respect to the following offerings:

            (a) Any Public Offering relating primarily to employee benefit plans; or

            (b) Any Public Offering the proceeds of which are used principally to finance the acquisition after the date hereof by the Company or any of its subsidiaries of any acquired businesses or any Public Offering constituting an exchange of securities for securities of any such acquired businesses.

            11.5 Expenses. The Company shall pay all expenses of the Participants in any Public Offering pursuant to this Section 11, other than (i) underwriting discounts and commissions, if any, (ii) applicable transfer taxes, if any, and (iii) fees and charges of any attorneys or other advisors retained by any such holders.

            11.6 Further Assurances. Each person participating in any Public Offering pursuant to the terms of this Warrant (a "Participant") shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering,

            11.7. Indemnification by the Company. In connection with any Public Offering, the Company agrees to indemnify and hold harmless each Participant and its underwriters, affiliates and controlling persons, if any, against any losses, claims, damages, liabilities or expenses (including attorneys' fees), joint or several, to which any such person may become subject insofar as such losses, claims, damages or liabilities are caused by any untrue statement of a material fact or an omission to state any material fact in the registration statement, related prospectus or any amendment thereto except insofar as such statement or omission is based on information provided by such person to the Company.

            11.8. Indemnification by Participants. In connection with any Public Offering, each Participant agrees to indemnify and hold harmless the Company and its underwriters, affiliates and controlling persons, if any, against any losses, claims damages, liabilities or expenses (including attorneys' fees), joint or several, to which any such person may become subject insofar as such losses, claims, damages or liabilities are caused by any untrue statement of a material fact or an omission to state any material fact in the registration statement, related prospectus or any amendment thereto based on information provided to the Company in writing by such person.

            11.9 Contribution. If the indemnification provided for in Sections
11.7 or 11.8 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            11.10 Limitation on Liability of Holders of Registrable Securities. The liability of each Participant in respect of any indemnification or contribution obligation of such holder arising under this Section 11 shall not in any event exceed an amount equal to the net proceeds to such Participant (after deduction of all underwriters' discounts and commissions and all other expenses paid by such Participant in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such Participant pursuant to such registration.

      12. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of the Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor; provided, however, if the original holder of this Warrant is the registered holder and the Warrant is lost, stolen or destroyed, the affidavit of the President, Treasurer or any Assistant Treasurer of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered holder's written agreement to indemnify the Company.

      13. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent for the purpose of issuing Preferred Stock (or Other Securities) on the exercise of the Warrant pursuant to Section 1, exchanging the Warrant pursuant to Section 10, and replacing the Warrant pursuant to Section 12, or any or the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      15. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

            (a) title to this Warrant or a portion hereof may be transferred by endorsement (by the Transferor executing the Transferor Endorsement
            Form) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

            (b) any person in possession (which possession may be joint) of this Warrant with an executed Transferor Endorsement Form naming such person as a Transferee under the heading "Transferees" is authorized to represent himself as absolute owner of the portion of this Warrant stated in such Transferor Endorsement Form opposite the name of such person under the heading "Number Transferred" and is empowered to transfer absolute title to such portion of this Warrant by endorsement and delivery thereof to a bona fide purchaser thereof for value, notwithstanding the requirements of Section 12 hereof; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby;

            (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary; and

            (d) unless this Warrant and the shares issuable on exercise thereof are then registered under the Securities Act of 1933, as amended (the "Act"), no transfer of the Warrant or such shares may be made to any person without first providing the Company an opinion of counsel reasonably acceptable to the Company that registration under the Act is not required.

      16. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, return receipt requested, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

      17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      18. Consent to Jurisdiction. The Company hereby irrevocably submits to the jurisdiction of the state courts of the Commonwealth of Massachusetts and any United States federal court sitting in the City of Boston, Massachusetts in any action or proceeding arising out of or relating to this Warrant or any other agreement or transaction contemplated hereby, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company hereby irrevocably consents to the service of any and all process in any such action or proceeding at its address set forth on the first page hereof. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 18 shall affect the right of the holder of this Warrant to serve legal process in any other manner permitted by law or affect the right of the holder to bring any action or proceeding against the other party or its property in courts of any other jurisdictions.

      IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                          VIP CALLING, INC.

                                          By: /s/ Ofer Gneezy
                                              --------------------------------

                                          Title: President & CEO
                                                 -----------------------------

Attest:

By: By: /s/ Gordon J. VanderBrug          (CORPORATE SEAL]
    -----------------------------

Title: Executive Vice President
       --------------------------


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